Exhibit 99.1

QT IMAGING, INC.

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

QT IMAGING, INC.

TABLE OF CONTENTS

Page(s)
Report of Independent Registered Public Accounting Firm	1

Consolidated Financial Statements:

Consolidated Balance Sheets	2

Consolidated Statements of Operations and Comprehensive Loss	3

Consolidated Statements of Stockholders’ Equity (Deficit)	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6-28

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of

QT Imaging, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of QT Imaging, Inc. (a Delaware corporation) and its subsidiary (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BPM LLP

We have served as the Company’s auditor since 2022.

San Jose, California

March 22, 2024

1

QT IMAGING, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2023 and 2022

	2023	2022
ASSETS
Current assets:
Cash	$164,686	$455,076
Restricted cash and cash equivalents	20,000	20,000
Accounts receivable	1,290	—
Inventory	4,418,197	4,778,906
Prepaid expenses and other current assets	214,979	98,876

Total current assets	4,819,152	5,352,858
Property and equipment, net	490,920	497,747
Intangible assets, net	90,139	276,020
Operating lease right-of-use assets, net	1,267,121	1,572,323
Other assets	39,150	49,150

Total assets	$6,706,482	$7,748,098

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,355,512	$407,413
Accrued expenses and other liabilities	369,651	368,366
Related party notes payable	705,000	—
Current maturities of long-term debt	4,199,362	129,057
Deferred revenue	347,619	—
Operating lease liabilities, current	361,305	313,448

Total current liabilities	7,338,449	1,218,284
Long-term debt	95,982	2,652,611
Related party notes payable	3,143,725	3,343,725
Operating lease liabilities	1,062,633	1,423,938
Other liabilities	377,772	617,117

Total liabilities	12,018,561	9,255,675

Contingencies (Note 8)
Stockholders’ deficit:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 27,941,290 and 27,580,040 shares issued and outstanding as of December 31, 2023 and 2022, respectively	27,941	27,580
Additional paid-in capital	12,430,125	10,136,037
Accumulated deficit	(17,770,145)	(11,671,194)

Total stockholders’ deficit	(5,312,079)	(1,507,577)

Total liabilities and stockholders’ deficit	$6,706,482	$7,748,098

The accompanying notes are an integral part of these consolidated financial statements.	2

QT IMAGING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the years ended December 31, 2023 and 2022

	2023	2022
Revenue	$40,355	$708,244
Cost of revenue	134,988	556,925

Gross profit (loss)	(94,633)	151,319

Operating expenses:
Research and development	1,485,636	2,386,086
Selling, general and administrative	3,427,690	3,551,527

Total operating expenses	4,913,326	5,937,613

Loss from operations	(5,007,959)	(5,786,294)
Other expenses	(544,566)	—
Interest expense, net	(544,826)	(468,174)

Loss before income tax expense	(6,097,351)	(6,254,468)
Income tax expense	1,600	1,600

Net loss and comprehensive loss	$(6,098,951)	$(6,256,068)

Net loss per share - basic and diluted	$(0.22)	$(0.23)

Weighted-average number of common shares used in computing net loss per common share	27,815,913	27,364,975

The accompanying notes are an integral part of these consolidated financial statements.	3

QT IMAGING, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the years ended December 31, 2023 and 2022

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2021	27,351,290	$27,351	$8,326,045	$(5,415,126)	$2,938,270
Sale of common stock and warrants in private offering, net	228,750	229	906,071	—	906,300
Stock-based compensation	—	—	790,755	—	790,755
Fair value of warrants	—	—	113,166	—	113,166
Net loss	—	—	—	(6,256,068)	(6,256,068)

Balance, December 31, 2022	27,580,040	27,580	10,136,037	(11,671,194)	(1,507,577)
Sale of common stock and warrants in private offering, net	261,250	261	1,026,289	—	1,026,550
Issuance of common stock for the conversion of notes payable plus accrued interest	100,000	100	401,900	—	402,000
Stock-based compensation	—	—	709,394	—	709,394
Fair value of warrants	—	—	156,505	—	156,505
Net loss	—	—	—	(6,098,951)	(6,098,951)

Balance, December 31, 2023	27,941,290	$27,941	$12,430,125	$(17,770,145)	$(5,312,079)

The accompanying notes are an integral part of these consolidated financial statements.	4

QT IMAGING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2023 and 2022

	2023	2022
Cash flows from operating activities:
Net loss	$(6,098,951)	$(6,256,068)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	480,694	651,750
Stock-based compensation	709,394	790,755
Fair value of warrants issued in exchange for services	—	108,100
Induced conversion expense	168,356	—
Debt extinguishment loss	376,086	—
Amortization of debt issuance costs	66,367	39,923
Non-cash operating lease expense	(8,246)	4,603
Loss on disposal of assets	124	—
Changes in operating assets and liabilities:
Accounts receivable	(1,290)	7,753
Inventory	98,594	553,999
Prepaid expenses and other current assets	(116,103)	(10,576)
Other assets	10,000	—
Accounts payable	876,074	338,554
Accrued expenses and other current liabilities	645,840	178,868
Deferred revenue	347,619	(693,436)
Other liabilities	(205,701)	424,040

Net cash used in operating activities	(2,651,143)	(3,861,735)

Cash flows from investing activities:
Purchases of property and equipment	(13,040)	(22,600)

Net cash used in investing activities	(13,040)	(22,600)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants, net of issuance costs	1,017,850	915,000
Proceeds from long-term debt, net of issuance costs	800,000	348,760
Payments on long-term debt	(129,057)	(127,756)
Proceeds from related party notes payable	705,000	1,643,725
Cash paid to lender for debt modification	(20,000)	—

Net cash provided by financing activities	2,373,793	2,779,729

Net decrease in cash and restricted cash and cash equivalents	(290,390)	(1,104,606)
Cash and restricted cash and cash equivalents, beginning of year	475,076	1,579,682

Cash and restricted cash and cash equivalents, end of year	$184,686	$475,076

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$1,600
Cash paid for interest	3,004	4,305
Supplemental disclosures of noncash investing and financing activities:
Fair value of warrants issued with debt	$—	$5,066
Purchase of property and equipment included in accounts payable	12,955	—
Equity financing issuance costs included in accrued expenses	—	8,700
Related party convertible notes payable including accrued interest exchanged for common stock	233,644	—
Transfer of inventory to property and equipment	262,116	—
Debt discount included in accounts payable	59,069	—
Transfer of accrued interest to current maturities of long-term debt	635,855	—

The accompanying notes are an integral part of these consolidated financial statements.	5

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

1.	The Company and Summary of Significant Accounting Policies

Nature of Operations

QT Imaging, Inc. (together with its subsidiary, the “Company”) was incorporated on December 31, 2020. The Company is in the business of developing and commercializing medical ultrasound imaging systems. The Company’s initial product is a breast imaging system.

Merger Agreement and Related Activities

On December 8, 2022, the Company entered into a definitive business combination agreement (the “Business Combination Agreement”) with GigCapital5, Inc., a publicly traded special purpose acquisition company (“GigCapital5”), and QTI Merger Sub, Inc., a wholly owned subsidiary of GigCapital5 (“Merger Sub”), that resulted in the Company becoming a publicly-listed company on March 4, 2024. Upon closing of the transaction, GigCapital5 was renamed QT Imaging Holdings, Inc. (“QTI Holdings”) and its common stock is traded on the Nasdaq Global Market under the new ticker symbol “QTI.” The closing of the transaction is referred to as Business Combination from this point forward.

In late September 2023, the Company, GigCapital5 and certain GigCapital5 shareholders (“Non-Redeeming Shareholders”) entered into non-redemption agreements (each, a “Non-Redemption Agreement”) in exchange for the Non-Redeeming Shareholders not redeeming an agreed upon number of their public shares of GigCapital5 (the “Non-Redeemed Shares”) at GigCapital5’s last annual meeting of shareholders. In exchange, the Non-Redeeming Shareholders will receive, immediately prior to, and substantially concurrently with the closing of the Business Combination, shares of common stock of the Company equivalent to the number of Non-Redeemed Shares multiplied by 0.15 and divided by the Exchange Ratio (as defined in the Business Combination Agreement).

On November 10, 2023, the Company, Merger Sub and GigCapital5 entered into a third amendment to the Business Combination Agreement, which, among other things, amended certain definitions of the Business Combination Agreement.

On November 10, 2023, the Company entered into a Securities Purchase Agreement and raised a private secured convertible bridge financing in the aggregate amount of $1,000,000 (“Bridge Loan”) from five investors (“Bridge Lenders”) led by Meteora Capital Partners, LP (“Meteora”) and collateralized by all assets of the Company. The notes from the Bridge Loan are interest-free and may convert into that number of shares of the Company which may further convert in the aggregate into 500,000 shares of common stock of QTI Holdings upon the completion of the Business Combination. Alternatively, Bridge Lenders may demand payment at 120% of their note on the maturity date, which is the closing date of the Business Combination. Related to the Bridge Loan, as consideration for their services, Meteora will receive that number of shares of common stock of the Company, which at the completion of the Business Combination will be exchanged for 50,000 shares of common stock of QTI Holdings.

The Company and GigCapital5 also entered into subscription agreements dated November 10, 2023 with three of the Bridge Lenders as subscribers for the purchase of shares of stock of the Company in the aggregate amount of $3,000,000 in exchange for that number of shares of the Company which, at the completion of the Business Combination, will be converted in the aggregate into 1,200,000 shares of common stock of QTI Holdings. Each subscriber will also receive that number of shares of common stock of the Company, which, at the completion of the Business Combination, will be exchanged for 50,000 shares of common stock of QTI Holdings.

On November 10, 2023, the Company entered into a Fourth Amendment and Termination Agreement (“Fourth Amendment”) of the private placement agreement dated December 15, 2020 with US Capital Global Securities, LLC (“US Capital”), an affiliate of US Capital Global QT Imaging LLC (“USCG”) . In conjunction with this Fourth Amendment, the Company, USCG, and Meteora executed a subordination agreement whereby the Company granted USCG a warrant to purchase 25,000 shares of the Company’s common stock

Continued	6

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

with a strike price of $2.50 in exchange for subordinating their senior secured position to Meteora. US Capital was also issued a $200,000 senior secured convertible promissory note by the Company as part of the Bridge Loan to terminate the private placement agreement on a go forward basis, a warrant to purchase 35,329 shares of the Company’s common stock with a strike price of $2.50 and was entitled to a commission payable of $20,000 in connection with the Bridge Loan.

On November 15, 2023, the Company entered into a Standby Equity Purchase Agreement with GigCapital5 and YA II PN, Ltd. (“Yorkville”), pursuant to which, upon the closing of the Business Combination, QTI Holdings can sell to Yorkville up to $50.0 million of QTI Holdings’ common stock at QTI Holdings’ request any time during the 36 months following the closing of the Business Combination. In addition, QTI Holdings can also request a pre-paid advance (the “Pre-Paid Advance”) from Yorkville up to an amount of $10.0 million at the closing of the Business Combination in the form of a convertible promissory note. As consideration for the Pre-Paid Advance, immediately prior to, and substantially concurrently with, the closing of the Business Combination, the Company will issue to Yorkville that number of shares of the Company which will further convert in the aggregate into 1,000,000 shares of common stock of QTI Holdings upon the completion of the Business Combination.

On November 22, 2023, the Company, Merger Sub and GigCapital5 entered into a fourth amendment to the Business Combination Agreement which extended the Outside Date (as defined in the Business Combination Agreement) from December 31, 2023 to March 31, 2024. The transaction was completed on March 4, 2024.

On December 13, 2023, the Company and Exit Strategy Partners, LLC (“Advisor”) entered into an amendment to an agreement dated September 28, 2022, pursuant to which the Company agreed to pay for Advisor’s services in exchange for 250,000 shares of QTI Holdings common stock and a total cash amount of $225,000, of which $125,000 was paid on the closing of the Business Combination and the remaining $100,000 is due on the first anniversary of the closing of the Business Combination.

On December 19, 2023, the Company and GigCapital5 entered into an additional stock subscription agreement for the aggregate purchase price of $500,000 in such amount that upon the completion of the Business Combination and the application of the exchange ratio will be exchanged for such consideration as is provided for in the Business Combination Agreement, including that number of shares of QTI Holdings common stock as is equal in the aggregate to 200,000 shares of QTI Holdings common stock.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In the opinion of management, the consolidated financial statements contain all adjustments necessary for a fair presentation of the Company’s financial position as of the date reported.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, QT Ultrasound Labs, Inc. (“QT Labs”). QT Labs provides personnel and staffing services for the Company. All intercompany balances and transactions are eliminated in consolidation.

Liquidity

The Company has incurred net operating losses and negative cash flows from operations since its inception and had an accumulated deficit of $17,770,145 as of December 31,2023. During the year ended December 31, 2023, the Company incurred a net loss of $6,098,951 and used $2,651,143 of cash in operating activities. The Company expects to continue to incur losses, and its ability to achieve and sustain profitability will depend on the achievement of sufficient revenues to support the Company’s cost structure. The Company may never achieve profitability and, unless and until it does, the Company will need to continue to raise additional capital. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Continued	7

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

In connection with the Business Combination, the Company entered into various agreements to obtain financing through the issuance of debt and through stock subscription agreements. Subsequent to December 31, 2023, the Company received the Pre-Paid Advance, net of issuance costs, of $9,005,000 from Yorkville pursuant to the Standby Equity Purchase Agreement, $500,000 of cash proceeds from an investor related to a stock subscription agreement, and $1,500,000 in cash proceeds through a note payable from Funicular Funds, LP. See Note 14. Subsequent Events. The Standby Equity Purchase Agreement provides the Company with access to an additional $40 million of potential capital through the issuance of common stock to Yorkville. During the time the Company has a balance under the Pre-Paid Advance, additional advances can be received with written consent of Yorkville or upon a trigger event, which occurs when the daily volume-weighted average price is less than $2.00 per share for five consecutive trading days. Management believes that the additional cash received and financing arrangements at the closing of the Business Combination has alleviated the substantial doubt about the Company’s ability to continue as a going concern and will be sufficient to fund the Company’s current operating plan for at least the next 12 months from the date of issuance of these consolidated financial statements.

The Company’s future capital requirements will depend on many factors, including the Company’s growth rate, the timing and extent of its spending to support research and development activities, the timing and cost of establishing additional sales and marketing capabilities, and the timing and cost to introduce new and enhanced products. In the event that additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company, or at all. Any additional debt financing obtained by the Company in the future could also involve restrictive covenants relating to the Company’s capital-raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital and to pursue business opportunities, including potential acquisitions. Additionally, if the Company raises additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, its existing stockholders could suffer significant dilution in their percentage ownership of the Company, and any new equity securities the Company issues could have rights, preferences and privileges senior to those of holders of the Company’s common stock. If the Company is unable to obtain adequate financing or financing on terms satisfactory to the Company when the Company requires it, the Company’s ability to continue to grow or support its business and to respond to business challenges could be significantly limited.

Reclassification

Certain reclassifications have been made to the prior year consolidated statement of operations and comprehensive loss to conform to the current year presentation. The reclassification had no impact on the previously reported consolidated balance sheet, statement of stockholders’ equity (deficit) or cash flows.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses and the related disclosure of contingent assets and liabilities. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. In addition, any change in these estimates or their related assumptions could have an adverse effect on the Company’s operating results.

Business Risk and Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. The majority of the Company’s cash is invested in U.S. dollar deposits with a reputable bank in the United States. Management believes that minimal credit risk exists with respect to the financial institution that holds the Company’s cash. At times, such cash may be in excess of insured limits established by the Federal Deposit Insurance Corporation.

The Company performs ongoing credit evaluations of its customers and generally does not require collateral for accounts receivable. Payment terms range from cash in advance to 30 days from delivery of products or services but may fluctuate depending on the terms of each specific contract. During the year ended December 31, 2023, one customer represented 49% of revenue. During the year ended December 31, 2022, one customer represented 98% of revenue. As of December 31, 2023, one customer represented 100% of accounts receivable. As of December 31, 2022, there were no customer concentrations in accounts receivable.

Continued	8

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

The Company’s products require approvals from the Food and Drug Administration and international regulatory agencies prior to commercialized sales. The Company’s future products may not receive required approvals. If the Company was denied such approvals, or if such approvals were delayed, it would have a material adverse impact on the Company’s business, results of operations and financial condition.

Certain components and services used to manufacture and develop the Company’s products are presently available from only one or a limited number of suppliers or vendors. The loss of any of these suppliers or vendors would potentially require a significant level of hardware and/or software development efforts to incorporate the products or services into the Company’s product.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents. The Company had restricted cash equivalents of $20,000 as of December 31, 2023 and 2022.

Restricted Cash

Restricted cash is comprised of cash held in an account subject to a collateral agreement to be used for the Company’s corporate credit card program.

Accounts Receivable

Accounts receivable are carried at the amount due. Accounts receivable are written off when management deems all realistic efforts to collect the amount outstanding have been exhausted. A provision for credit losses is estimated by management based on evaluations of its historical bad debt and current collection experience. As of December 31, 2023 and 2022, a provision for credit losses was not required.

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is determined using the weighted-average cost method. The Company periodically reviews the value of items in inventory and provides write-offs of inventory that is obsolete. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. Once inventory has been written down below cost, it is not subsequently written up.

Property and Equipment, Net

Property and equipment, net are recorded at cost, less accumulated depreciation. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to current operations as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets.

Leases

The Company primarily enters into leases for office space that are classified as operating leases. The Company determines if an arrangement is or contains a lease at inception. The Company accounts for leases by recording right-of-use (“ROU”) assets and lease liabilities on the consolidated balance sheets in the captions operating lease right-of-use assets, net and operating lease liabilities, respectively. The lease term includes the non-cancelable period of the lease plus any additional periods covered by an option to extend that the Company is reasonably certain to exercise. The Company’s leases do not include substantial variable payments based on index or rates. The Company’s lease agreements do not contain any significant residual value guarantees or material restrictive covenants.

Continued	9

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

The Company’s leases do not provide a readily determinable implicit discount rate. The Company’s incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in similar economic environments. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The lease payments related to the next 12 months are included in operating lease liabilities, current on the consolidated balance sheets. The Company recognizes a single lease cost on a straight-line basis over the term of the lease, and the Company classifies all cash payments within operating activities in the consolidated statements of cash flows.

The Company did not have any finance leases as of December 31, 2023 or 2022.

Intangible Assets

The Company’s intangible assets are comprised of patents with a useful life of 12 years. Patents are amortized on a straight-line basis over their useful life.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of an asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. Management has reviewed the Company’s long-lived assets and recorded no impairment charge for the years ended December 31, 2023 and 2022.

Fair Value Measurements

The Company applies the requirements of the fair value measurements framework, which establishes a hierarchy for measuring fair value and requires enhanced disclosures about fair value measurements. The fair value measurement guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement guidance also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy in which these assets and liabilities must be grouped based on significant levels of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

Level 3: Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s financial assets measured on a recurring basis included certificates of deposit totaling $20,000 as of December 31, 2023 and 2022 and were classified as Level 2 financial assets. The Company did not have any financial liabilities measured on a recurring basis as of December 31, 2023 and 2022.

Convertible Debt

The Company evaluates its financial instruments to determine if they are freestanding financial instruments. The Company also evaluates its convertible debt for embedded derivatives. Embedded provisions (like conversion options) are assessed to determine if they qualify as embedded derivatives that require separate accounting.

Continued	10

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

Debt issuance costs are recorded as a reduction to the carrying amount of the convertible debt and are amortized to interest expense using the effective interest method. The convertible debt is classified as short-term or long-term based on the term of the note.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration the Company expects to be entitled to receive in exchange for these goods or services.

The Company determines revenue recognition through the following steps:

1)	Identification of the contract, or contracts, with a customer

The Company considers the terms and conditions of the contract in identifying the contracts. The Company determines a contract with a customer to exist when the contract is approved, each party’s rights regarding the goods or services to be transferred can be identified, the payment terms for the goods or services can be identified, it has been determined the customer has the ability and intent to pay, and the contract has commercial substance. At contract inception, the Company will evaluate whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation. The Company applies judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s historical payment experience or, in the case of a new customer, credit and financial information pertaining to the customer.

2)	Identification of the performance obligations in the contract

Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or services either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract. The Company’s performance obligations consist of (i) product sales, (ii) maintenance contracts and (iii) other services including training.

3)	Determination of the transaction price

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring goods or services to the customer. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. The Company’s contracts do not contain a significant financing component.

4)	Allocation of the transaction price to the performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price.

5)	Recognition of revenue when, or as a performance obligation is satisfied

For product sales and services, revenue is recognized at the time the related performance obligation is satisfied by transferring the control of the promised goods or services to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. Training and maintenance services are generally recognized upon invoicing in amounts that correspond directly with the value to the customer of the performance completed to date which primarily includes professional service arrangements entered on a time and materials basis.

Continued	11

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

All of the revenue recognized by the Company during the years ended December 31, 2023 and 2022 was recognized at a point in time.

Revenue recognized during the years ended December 31, 2023 and 2022 is disaggregated as follows:

	2023	2022
Product	$17,832	$701,092
Service	22,523	7,152

	$40,355	$708,244

Revenue recognized by geography during the years ended December 31, 2023 and 2022 is as follows:

	2023	2022
United States	$35,165	$7,200
International	5,190	701,044

	$40,355	$708,244

The Company had no contract assets as of December 31, 2023 and 2022 and no contract liabilities as of December 31, 2022. The Company had contract liabilities of $347,619 as of December 31, 2023, which are expected to be fully recognized in revenue in 2024.

Shipping and Handling Costs

Shipping and handling activities are typically performed before the customer obtains control of the goods, and the related costs are therefore expensed as incurred. Shipping and handling costs are included in cost of revenue in the accompanying consolidated statements of operations and comprehensive loss. Shipping and handling costs incurred for inventory purchases are expensed in cost of revenue when sold.

Product Warranty

The Company’s products sold to customers are generally subject to warranties between one and two years, which provides for the repair or replacement of products, at the Company’s option, that fail to perform with stated specifications. The Company estimates future warranty obligations related to those products. To date, product warranty claims have not been significant.

Research and Development Costs

Research and development costs incurred by the Company include salaries, purchased services, operating materials and supplies, depreciation, and amortization, and are expensed as incurred. These costs for the years ended December 31, 2023 and 2022, amounted to $1,485,636 and $2,386,086, respectively.

Advertising

Advertising and promotion costs are expensed as incurred. Advertising expenses were not significant for the years ended December 31, 2023 and 2022.

Grant Income

Periodically, the Company is awarded grants on a cost reimbursement basis. Costs are expensed when incurred and reimbursable on a monthly or quarterly basis with the offset booked as a contra-expense to the applicable functional area in the consolidated statements of operations and comprehensive loss.

Continued	12

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets may be reduced by a valuation allowance if it is more-likely-than-not that some or all of the deferred tax asset will not be realized. The Company annually evaluates the realizability of deferred tax assets by assessing the valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization include the Company’s forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more-likely-than-not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. In accordance with this accounting policy, the Company recognizes accrued interest and penalties related to unrecognized tax benefits as a component of income tax benefit. There were no accrued interest and penalties during the years ended December 31, 2023 and 2022.

Stock-Based Compensation

Stock-based compensation cost is measured at the grant date based on the fair market value of the award. Stock-based compensation is recognized as expense on a ratable basis over the requisite service period of the award.

The Company values stock options using the Black-Scholes option pricing model. This model requires the use of highly subjective and complex assumptions which determine the fair value of stock-based awards, including the option’s expected term, stock price volatility and risk-free interest rates. Forfeitures are recorded as they occur.

Comprehensive Loss

Comprehensive loss is defined as the change in the equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive loss was equal to net loss for the years ended December 31, 2023 and 2022.

Net Loss per Share

Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding during the period, without consideration for potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss by the weighted-average number of common shares and potentially dilutive common share equivalents outstanding for the period determined using the treasury-stock and if-converted methods. For the purposes of the diluted net loss per share calculation, common stock equivalents are considered to be potentially dilutive securities.

The following securities were excluded from the calculation of net loss per share because the inclusion would be anti-dilutive as of December 31:

	2023	2022
Common stock warrants	1,231,484	905,470
Options outstanding	3,646,922	3,940,536
Potential shares from convertible notes	2,073,554	714,870
Subscription agreements	3,833,912	—

	10,785,872	5,560,876

Continued	13

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

Fair Value of Financial Instruments

The fair value of the Company’s financial instruments, including cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, and accrued expenses approximate their fair values because of the relatively short maturity of these instruments. The carrying value of the Company’s borrowings approximates fair value based on current rates offered to the Company for instruments with similar terms.

Recently Adopted Accounting Standards

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequently issued several supplemental/clarifying ASUs (collectively, “ASC 326”). This ASU requires entities to estimate a lifetime expected credit loss for most financial assets, including trade and other receivables, other long-term financings including available for sale and held-to-maturity debt securities, and loans. The Company adopted ASC 326 on January 1, 2023. This standard did not have a material impact on the Company’s consolidated financial statements.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires disclosure of incremental segment information on an annual and interim basis. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and requires retrospective application to all prior periods presented in the financial statements. Early adoption is permitted. The Company is currently evaluating the impact of the new standard on the consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU is intended to improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. It also includes certain other amendments to improve the effectiveness of income tax disclosures. The ASU’s amendments are effective for public business entities for annual periods beginning after December 15, 2024. Entities are permitted to early adopt the standard for “annual financial statements that have not yet been issued or made available for issuance.” Adoption is either prospectively or retrospectively, the Company will adopt this ASU on a prospective basis. The Company is currently evaluating the impact of the new standard on the consolidated financial statements and related disclosures.

2.	Inventory

Inventory consisted of the following as of December 31:

	2023	2022
Raw materials	$2,529,364	$2,567,311
Work in process	1,627,802	1,683,341
Finished Goods	261,031	528,254

Total	$4,418,197	$4,778,906

Continued	14

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

3.	Property and Equipment, Net

Property and equipment, net consisted of the following as of December 31:

	Useful Life	2023	2022
Scanners	5 Years	$3,309,957	$3,047,841
Computer and lab equipment	3-5 Years	1,359,491	1,346,726
Leasehold improvements	Various	421,266	421,266
Software	3 Years	40,599	40,599
Furniture and fixtures	7 Years	82,336	82,336

		5,213,649	4,938,768
Less: accumulated depreciation		(4,722,729)	(4,441,021)

		$490,920	$497,747

Depreciation expenses were $294,813 and $465,869 for the years ended December 31, 2023 and 2022, respectively.

4.	Intangible Assets, Net

Intangible assets, net consisted of the following as of December 31, 2023:

	Useful Life	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Useful Life Remaining
Patents	12 Years	$2,230,570	$2,140,431	$90,139	0.50 Years

Intangible assets, net consisted of the following as of December 31, 2022:

	Useful Life	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Useful Life Remaining
Patents	12 Years	$2,230,570	$1,954,550	$276,020	1.50 Years

Amortization expense was $185,881 for each of the years ended December 31, 2023 and 2022.

As of December 31, 2023, future amortization is as follows:

Year ending December 31:
2024	$90,139

Continued	15

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

5.	Accrued Expenses

Accrued expenses consisted of the following as of December 31:

	2023	2022
Accrued vacation	$55,683	$91,125
Accrued wages	65,173	80,904
Accrued legal	24,729	79,691
Accrued interest	50,037	—
Other	174,029	116,646

Total	$369,651	$368,366

6.	Long-Term Debt

Paycheck Protection Program Loan

On February 24, 2021 and May 5, 2020, the Company received loans (“PPP Loans”) from US Bank in the amounts of $1,158,265 (“Loan 2”) and $1,158,266 (“Loan 1”), respectively, to fund payroll, rent and utilities through the Paycheck Protection Program (“PPP”). Original loan terms were revised by the PPP Flexibility Act of 2020. Under the terms of the PPP, up to 100% of the loan and related interest was forgivable if the proceeds were used for covered expenses and certain other requirements related to wage rates were met. For Loan 1, the Company applied for forgiveness on June 7, 2021, and received forgiveness of $873,151 in principal and $9,823 in interest from the Small Business Administration (“SBA”) on June 14, 2021. For Loan 2, the Company applied for forgiveness on November 9, 2021, and received forgiveness of $930,246 in principal and $6,822 in interest on November 15, 2021.

The remaining balance of Loan 1 of $285,115 is payable in monthly installments of $6,400, including interest at 1%, beginning August 5, 2021, with the final payment due May 5, 2025. As of December 31, 2023, the total principal outstanding under Loan 1 was $107,979, of which $76,058 was current and $31,921 was noncurrent. As of December 31, 2022, the total principal outstanding under Loan 1 was $183,273, of which $75,294 was current and $107,979 was noncurrent.

The remaining balance of Loan 2 of $228,019 is payable in monthly installments of $4,605, including interest at 1%, beginning December 27, 2021, with the final payment due February 27, 2026. As of December 31, 2023, the total principal outstanding under Loan 2 was $118,369, of which $54,308 was current and $64,061 was noncurrent. As of December 31, 2022, the total principal outstanding under Loan 2 was $172,132, of which $53,763 was current and $118,369 was noncurrent.

Interest expense for Loan 1 and Loan 2 for the years ended December 31, 2023 and 2022 was $3,004 and $4,305, respectively.

The SBA may undertake a review of a loan of any size during the six-year period following forgiveness or repayment of the loan. The review may include the loan forgiveness application, as well as whether the Company received the proper loan amount. The timing and outcome of any SBA review is not known.

Continued	16

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

Convertible Notes Payable

In June 2021, the Company entered into a convertible promissory note agreement (the “Note”) with USCG for advances of up to $10,000,000. Advances on the Note can be made to the Company up to six months after the inception of the Note unless extensions for advances to be made is mutually agreed between both parties. The Note bears interest at 12% per annum on any amounts drawn and matures on July 6, 2024. The Note is collateralized by all assets of the Company and is guaranteed by QT Labs. The terms of the Note include non-financial covenants and, as of December 31, 2023, the Company was in compliance with those covenants. Through December 31, 2023, the Company issued warrants in connection with the note to purchase a total of 14,854 shares of common stock which 10,329 shares are exercisable at a price of $4.25 per share and 4,525 shares are exercisable at a price of $4.00 per share. The fair value of the warrants, along with financing fees, were recorded as debt issuance costs and presented in the consolidated balance sheets as a deduction from the carrying amount of the Note.

The Note is convertible, at the Company’s option, before the Note matures upon the closing of a single transaction or a series of transactions with a minimum of $15,000,000 of cash proceeds raised in the aggregate. If elected, the conversion price would be 90% of the price per share in the qualified financing. Management assessed whether the embedded features in the Note should have been bifurcated from the debt host and concluded that none of the features required to be accounted for separately from the debt instrument.

In connection with the Fourth Amendment and issuance of the senior secured convertible promissory note to US Capital as part of the Bridge Loan (the “US Capital Note”), the outstanding loan balances of the Note of $2,495,000 with accrued interest of $635,854 was considered extinguished. The Company recorded $376,086 as a loss on extinguishment in other expenses in the consolidated statements of operations and comprehensive loss, and includes a commission paid of $20,000, remaining unamortized debt issuance costs on the Note of $32,828 and the fair value of warrants to purchase 60,329 shares of common stock of $156,505.

As of December 31, 2023, the total Note and US Capital Note balance was $3,294,659 net of unamortized debt issuance costs of $36,194, and accrued interest of $50,037. As of December 31, 2022, the outstanding amount of the Note was $2,426,263, net of unamortized debt issuance costs of $68,737. Interest expense, including amortization of debt issuance costs, for the years ended December 31, 2023 and 2022 was $340,758 and $326,255, respectively.

Bridge Loan

In November 2023, the Company entered into a Bridge Loan with the Bridge Lenders in aggregate amount of $1,000,000.

Each Bridge Loan of $200,000 bears no interest but has a cash option value at the date maturity of 120% or $240,000 of the Bridge Loan at each Bridge Lender’s option. Maturity date is the closing date of the Business Combination as defined in Note 1. The Bridge Loan conversion is at $2.00 per share on a post-business combination and, as of December 31, 2023, an aggregate of 1,369,255 shares of common stock would be issued if the entire Bridge Loan was converted.

As of December 31, 2023, the outstanding amount of the Bridge Loan, excluding the US Capital Note, was $774,337, net of unamortized debt issuance costs of $25,663. Interest expense from the amortization of debt issuance costs for the year ended December 31, 2023 was $21,592.

Continued	17

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

Future principal payments on the long-term debt as of December 31, 2023 are as follows:

Year ending December 31:
2024	$4,261,221
2025	86,784
2026	9,196

Total Payments	4,357,201
Less: Unamortized debt issuance costs	(61,857)
Less: Current maturities of long-term debt	(4,199,362)

Long-term debt	$95,982

7.	Leases

The Company leases its operating facilities in Novato, California, under a non-cancelable operating lease through May 31, 2027. There are no options or rights to extend the term of this lease.

The following table reflects the Company’s ROU assets and lease liabilities as of December 31:

	2023	2022
Assets:
Operating lease ROU assets, net	$1,267,121	$1,572,323

Liabilities:
Operating lease liabilities, current	$361,305	$313,448
Operating lease liabilities	1,062,633	1,423,938

	$1,423,938	$1,737,386

The following table presents supplemental cash flow information related to the Company’s operating leases for the years ended December 31:

	2023	2022
Operating cash flows from operating leases	$441,111	$428,263

As of December 31, 2023, the maturity of operating lease liabilities was as follows:

Year ending December 31:
2024	$462,295
2025	476,164
2026	490,449
2027	206,864

Total payments	1,635,772
Less: Interest	(211,834)

Present value of obligations	$1,423,938

Continued	18

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

The operating lease expense for the years ended December 31, 2023 and 2022, was $453,889 and $452,894, respectively, of which $21,024 and $20,029, respectively, were related to leases with a term of less than 12 months.

The weighted-average remaining lease term was approximately 3.4 years as of December 31, 2023. The weighted-average discount rate for the year ended December 31, 2023 was 8%.

8.	Contingencies

Litigation

The Company is subject to occasional lawsuits, investigations, and claims arising out of the normal conduct of business. As of the date the consolidated financial statements were available to be issued, management is not aware of any pending claims that will have a material impact on the Company’s consolidated financial statements.

9.	Stockholders’ Deficit

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock, with a par value of $0.001. Holders of the Company’s common stock are entitled to one vote for each share of common stock. As of December 31, 2023 and 2022, there were 27,941,290 and 27,580,040 shares of common stock issued and outstanding, respectively.

Future dividends may be paid on the outstanding shares of common stock as and when declared by the Board of Directors out of funds legally available therefor; provided, however, that no dividends shall be made with respect to the common stock until any preferential dividends required to be paid or set apart for any shares of preferred stock have been paid or set apart.

Common stock reserved for future issuance as of December 31, 2023 is as follows:

Common stock warrants	1,231,484
Options outstanding	3,646,922
Options available under the Plan	3,353,078
Potential shares from convertible notes	2,073,554
Subscription agreements	3,833,912

14,138,960

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, with a par value of $0.001, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of December 31, 2023 and 2022, there were no shares of preferred stock issued and outstanding.

Private Placement

In November 2022, the Company initiated an offering to sell to a select group of accredited investors only, on a private placement basis, 1,000,000 units for a purchase price of $4.00 per unit (the “Units”), each Unit consisting of one share of common stock and one warrant to purchase one share of common stock with an exercise price of $4.00 (the “2022 Offering”). As of December 31, 2023, the Company has issued 490,000 Units for net proceeds of $1,932,850, which 261,250 Units were issued in 2023 for total net proceeds of $1,026,550 and 228,750 Units were issued in 2022 for net proceeds of $906,300 in 2022.

Continued	19

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

Warrants for Common Stock

In addition to the warrants sold as part of the Units in the 2022 Offering, the Company also issued warrants to consultants and to placement agents in association with debt issuances and past private offerings. At the option of the warrant holders, the warrants can be fully settled in shares of common stock, or converted via net share settlement, in which the warrant holder will receive shares equal to the number of shares purchasable under the warrants multiplied by the difference between the fair market value of the shares and the exercise price, divided by the fair market value of the shares.

The following table represents the warrant activity as follows:

Number of Warrants
Outstanding, January 1, 2022	624,508
Granted	280,962

Outstanding, December 31, 2022	905,470
Granted	326,104

Outstanding, December 31, 2023	1,231,574

As of December 31, 2023, outstanding warrants to purchase shares of common stock by exercise price are as follows:

Exercise Price	Exercisable For	Expiration Date(s)	Number of Shares Outstanding Under Warrants
$10.00	Common Stock	March 2025	516,391
$8.50	Common Stock	August 2030	150,000
$4.25	Common Stock	July 2027 to September 2028	10,329
$4.00	Common Stock	November 2027 to March 2029	494,525
$2.50	Common Stock	November 1, 2028	60,329

			1,231,574

The determination of the fair value of warrants to purchase common stock issued during the years ended December 31, 2023 and 2022 is computed using the Black-Scholes option pricing model with the following weighted-average assumptions:

	2023	2022
Expected warrant term (years)	5.0	5.6
Expected volatility	60.2%	62.3%
Risk-free rate of return	4.0%	3.6%
Expected annual dividend yield	—	—

The fair value of warrants issued as part of the 2022 Offering and included in stockholders’ deficit in the consolidated balance sheets was $462,413 and $404,888 for the years ended December 31, 2023 and 2022, respectively. The fair value of the warrants granted to USCG in connection with the convertible debt described in Note 6. Long-Term Debt, which was included as part of debt issuance costs, was $15,317 and $5,066 for the years ended December 31, 2023 and 2022, respectively. The fair value warrants granted in exchange for

Continued	20

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

services was $0 and $108,100 the years ended December 31, 2023 and 2022, respectively, and was included in selling, general and administrative expenses on the consolidated statements of operations and comprehensive loss. The fair value of the remaining warrants granted during the year ended December 31, 2023 to USCG and US Capital in connection with the Fourth Amendment was $156,505.

Subsequent to December 31, 2023 and pursuant to the terms of the Business Combination Agreement, the Company cancelled and terminated all outstanding warrants that were deemed out of the money, which included all warrants with an exercise price of $4.00 or above per warrant.

10.	Stock Incentive Plan

In September 2021, the Board of Directors approved and the Company adopted the Plan (the “Plan”). The maximum aggregate number of shares of common stock that the Company may award under the Plan is 7,000,000. The term of the Plan is 10 years. The Plan is administered by a committee of the Company’s Board of Directors (the “Administrator”). The Company may grant awards to eligible participants which may take the form of stock options (both incentive stock options and non-qualified stock options), stock purchase rights, restricted stock, restricted stock units and performance stock awards. Awards may be granted to employees, directors, and consultants (as defined in the Plan.) The term of any stock option award may not exceed 10 years and may be subject to vesting conditions, as determined by the Administrator. Incentive stock options may only be granted to employees of the Company or any subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Internal Revenue Code. The exercise price of any stock option award cannot be less than fair market value of the Company’s common stock, provided, however, that an incentive stock option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, must have an exercise price of no less than 110% of the fair market value of the Company’s common stock and a term that does not exceed five years. Vesting is subject to the option holder’s continued service to the Company, ranging up to a four-year period. Unvested options are subject to forfeiture upon termination of employment. Subsequent to December 31, 2023, the Plan was terminated in accordance with the terms of the Business Combination Agreement and the options to purchase 3,646,921 shares of common stock were cancelled at the close of the Business Combination in accordance with the terms of the Business Combination Agreement. See Note 14. Subsequent Events.

The following table represents the total number of shares available for grant under the Plan:

Available for Grant
Balance as of December 31, 2021	3,578,276
Granted	(541,208)
Cancelled	22,396

Balance as of December 31, 2022	3,059,464
Cancelled	293,615

Balance as of December 31, 2023	3,353,079

Continued	21

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

The following table summarizes information regarding activity in the Plan during the years ended December 31, 2023 and 2022:

	Number of Options	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual Life (years)
Outstanding, December 31, 2021	3,421,724	$8.77	9.2
Granted	541,208	6.50
Cancelled	(22,396)	8.50

Outstanding, December 31, 2022	3,940,536	8.46	8.4
Cancelled	(293,615)	7.90

Outstanding, December 31, 2023	3,646,921	$8.50	6.9

Vested and exercisable and expected to vest, December 31, 2023	3,433,227	$8.54	6.7

Vested and exercisable, December 31, 2023	3,371,096	$8.57	6.8

The options outstanding and exercisable as of December 31, 2023 were as follows:

Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life (years)	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$6.50	453,323	8.4	$6.50	341,559	$6.50
8.50	2,585,671	6.6	8.50	2,421,609	8.50
10.00	607,927	7.0	10.00	607,928	10.00

	3,646,921	6.9	$8.50	3,371,096	$8.57

The determination of the fair value of options granted during the year ended December 31, 2022 is computed using the Black-Scholes option pricing model with the following weighted-average assumptions:

2022
Expected option term (years)	7.4
Expected volatility	69.1%
Risk-free rate of return	2.5%
Expected annual dividend yield	—

There were no options granted during the year ended December 31, 2023. The weighted-average grant date fair value of options granted was $2.27 per share for the year ended December 31, 2022.

Option pricing models require the input of various subjective assumptions, including the option’s expected life and the price volatility of the underlying stock. The expected stock price volatility is based on the analysis of volatilities of the Company’s selected public peer group over a period commensurate with the expected term of the options. The expected term of the employee stock options represents the weighted-average period the stock options are expected to remain outstanding and is based on the contractual terms, the vesting period and the expected remaining term of the outstanding options. The risk-free interest rate is based on the U.S. Treasury interest rates whose term in consistent with the expected life of the stock options. No dividend yield is included as the Company has not issued any dividends and do not anticipate issuing any dividends in the future.

Continued	22

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

The following table shows stock-based compensation expense by functional area in the consolidated statements of operations and comprehensive loss for the years ended December 31:

	2023	2022
Research and development	$105,255	$142,118
Selling, general and administrative	604,139	648,637

	$709,394	$790,755

No stock-based compensation expense was capitalized to inventory for the years ended December 31, 2023 and 2022.

As of December 31, 2023, there was $329,925 of total unrecognized compensation cost related to non-vested stock-based compensation awards under the Plan which will be recognized over a weighted-average period of 1.3 years.

11.	National Institutes of Health Subaward

On August 18, 2022, the Company was awarded a grant of up to $1,078,347 as a subaward through the Board of Trustees of the University of Illinois for the purpose of developing a quantitative ultrasound breast scanner for identifying early response of breast cancer to chemotherapy. The grant is a cost reimbursement subaward that is allocated annually over five years, subject to the availability of funds and satisfactory progress of the project. The award expires July 31, 2027 and may be terminated by either party with 30 days written notice. Any grant proceeds received do not require repayment. Through the year ended December 31, 2023, the Company incurred total costs of $349,054 against year one allocation of $351,994 and year two allocation of $194,566. During the year ended December 31, 2023, the Company incurred costs of $318,276, of which $277,037 of grant income was recognized as an offset to research and development expense and $41,239 was recognized as an offset to selling, general and administrative expense in the consolidated statements of operations and comprehensive loss. During the year ended December 31, 2022, the Company incurred costs of $30,778, of which $22,503 of grant income was recognized as an offset to research and development expense and $8,275 was recognized as an offset to selling, general and administrative expense in the consolidated statements of operations and comprehensive loss. As of December 31, 2023 and 2022, the grant receivable was $161,638 and $30,778, respectively, and is included in prepaid expenses and other current assets on the consolidated balance sheets.

12.	Income Taxes

Loss before income tax expense consisted of the following for the years ended December 31:

	2023	2022
United States	$(6,097,351)	$(6,254,468)
International	—	—

Total loss before income tax expense	$(6,097,351)	$(6,254,468)

Continued	23

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

Income tax expense consisted of the following for the years ended December 31:

	2023	2022
Current:
Federal	$—	$—
State	1,600	1,600
Foreign	—	—

Total current tax expense	1,600	1,600
Deferred:
Federal	—	—
State	—	—
Foreign	—	—

Total deferred tax expense	—	—

Total income tax expense	$1,600	$1,600

Income tax expense differed from the amount computed by applying the federal statutory income tax rate to pretax loss as a result of the following for the years ended December 31:

	2023	2022
Federal tax at statutory rate	$(1,280,444)	$(1,313,438)
State taxes	(22,915)	(542,562)
Change in valuation allowance	1,080,617	1,846,087
Other	224,342	11,513

Total income tax expense	$1,600	$1,600

The tax effects of temporary differences that give rise to the Company’s deferred tax assets and liabilities are related to the following as of December 31:

	2023	2022
Deferred tax assets:
Net operating losses	$3,070,085	$2,280,097
Stock-based compensation	856,902	784,932
Operating lease liabilities	386,588	516,031
Section 174 expenses, net	487,860	476,842
Accruals and reserves	489,382	227,221
Intangible assets	118,691	214,100
Property and equipment	90,104	44,128

Gross deferred tax assets	5,499,612	4,543,351
Valuation allowance	(5,155,597)	(4,074,980)

Net deferred tax assets	344,015	468,371

Deferred tax liabilities:
Operating lease right-of-use assets	(344,015)	(468,371)

Net deferred tax assets	$—	$—

Continued	24

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

As of December 31, 2023, based on the Company’s recent history of losses and its forecasted losses, management believes on the more-likely-than-not basis that a full valuation allowance is required. Accordingly, the Company provided a full valuation allowance on its federal and state deferred tax assets. During the years ended December 31, 2023, and 2022, the valuation allowance increased by $1,080,617 and $1,846,087. As of December 31, 2023, the Company had federal and state net operating loss (“NOL”) carryforwards of $10,700,000 and $12,448,000 respectively. The federal NOL will not expire and the state NOL will begin to expire in 2040.

A reconciliation of the beginning and ending amount of gross unrecognized tax benefits is a follows as of December 31:

	2023	2022
Balance as the beginning of the year	$49,255	$—
Increases related to prior year tax positions	—	47,882
Increases related to current year tax positions	—	1,373

Balance as the end of the year	$49,255	$49,255

The unrecognized tax benefits for the year ended December 31, 2023, if recognized, would not affect the effective income tax rate due to the valuation allowance that currently offsets the deferred tax assets. It is reasonably possible that the unrecognized tax benefits balance will change within twelve months by a range of zero to $49,255 due to the Company’s intent to file a tax accounting method change.

The Company files income tax returns in the federal and California state jurisdictions. The Company’s tax years for 2020 and forward are subject to examination by the federal and California tax authorities.

Continued	25

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

13.	Related Party Transactions

Convertible Notes Payable

In July 2020, the Company issued three convertible notes to three of its stockholders for advances up to $3,500,000 in principal (the “2020 Notes”) and bearing annual interest of 5% on any amounts drawn. An additional note was issued in March 2022 as part of the 2020 Notes, but with an annual interest rate of 8%. All principal and interest payments are due on or before July 1, 2025. The 2020 Notes are convertible, at the holder’s option, into shares of common stock of the Company at the lower of $5.00 per share or the offering price in a financing of at least $5,000,000 in equity from unaffiliated parties. As of December 31, 2023, an aggregate of 704,299 shares of common stock would be issued if the entire principal and interest under the 2020 Notes was converted. Management assessed whether the embedded features in the 2020 Notes should have been bifurcated from the debt host and concluded that none of the features were required to be accounted for separately from the debt instruments.

In November 2023, $200,000 of the 2020 Notes plus accrued interest of $33,644 was converted through a negotiated induced conversion to 100,000 shares of common stock, which resulted in an induced conversion expense of $168,356 to other expenses in the consolidated statements of operations and comprehensive loss. The induced conversion expense represented the fair value of the common stock issued upon conversion in excess of the common stock issuable under the original terms of the 2020 Notes. As of December 31, 2023 and 2022, the outstanding amount of the 2020 Notes was $3,143,725 and $3,343,725 and accrued interest of $377,772 and $230,627, respectively. Interest expense for the years ended December 31, 2023 and 2022 was $180,789 and $137,709, respectively.

Working Capital Loans

On May 3, 2023, the Company issued a promissory note (the “Working Capital Note”) to a shareholder for a principal amount of $250,000. The Working Capital Note was subsequently amended and restated six times on June 12, 2023 to add an additional principal amount of $100,000, August 15, 2023 to add an additional principal amount of $75,000, August 29, 2023 to add an additional principal amount of $100,000, September 12, 2023 to add an additional principal amount of $75,000, September 15, 2023 to add an additional principal amount of $50,000, and October 26, 2023 to add an additional principal amount of $55,000, for an aggregate principal amount outstanding as of December 31, 2023 under the Working Capital Note of $705,000. The Working Capital Note was issued to provide the Company with additional working capital during the period prior to consummation of the Business Combination Agreement with GigCapital5. The Working Capital Note is interest-free and matures on the earlier of (i) the date on which the Company consummates the Business Combination with GigCapital5; (ii) the date the Company winds up; or (iii) December 31, 2023. The Working Capital Note may be prepaid without penalty. The Company determined that the imputed interest on the Working Capital Note was not significant for the year ended December 31, 2023. Subsequent to December 31, 2023, the related party to the Working Capital Note agreed to extend and subordinate the promissory note pursuant to and in accordance with the terms of the Business Combination Agreement. Effective on the Closing of the Business Combination, the Working Capital Note cannot be repaid prior to the repayment or conversion of the Pre-Paid Advance received from Yorkville (see Note 14. Subsequent Events).

Management Services and Business Associate Agreement

In September 2020, the Company entered into a Management Services Agreement (the “Agreement”) and a Business Associate Agreement with John C. Klock, M.D., a California sole proprietorship (the “Practice”). John C. Klock, M.D. is the Chief Executive Officer of the Company, serves on its Board of Directors, and is the largest single shareholder of the Company. The Practice provides medical imaging to patients using the QT Breast Scanner. Under the terms of the Agreement, the Company agreed to provide business services to the Practice including use of the facility which formerly operated as the Marin Breast Health Trial Center, including furniture and medical equipment, as well as use of certain personnel. In exchange for those services, the Practice agreed to pay the Company a management fee. Fees paid to the Company during the years ended December 31, 2023 and 2022 were $48,000 each year, and were recorded as a reduction to selling, general and administrative expenses on the consolidated statements of operations and comprehensive loss. Additionally, during the years ended December 31, 2023 and 2022, the Practice made product purchases from the Company of $8,100 and $7,200, respectively. As of December 31, 2023 and 2022, there were no amounts due to or due from the Practice.

26

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

Deferred Revenue

In July 2023, an order was placed and a downpayment of $200,000 was made for a breast imaging system by 303 Development Corporation (the “Foundation”). The executive director of the Foundation is a current investor and board member of the Company. In September 2023, an additional $100,000 was paid towards the purchase.

14.	Subsequent Events

Subsequent events were evaluated through March 22, 2024, which is the date the consolidated financial statements were available to be issued.

Merger Agreement and Related Activities

In February 2024, GigCapital5 and the Company (together the “parties”) entered into a subscription agreement with William Blair & Co., L.L.C. (“William Blair”) for the purchase of shares of common stock of the Company. Pursuant to the subscription agreement, the Company issued to William Blair in satisfaction of certain fees owed to William Blair for its services to the parties, that number of shares of the Company which at the completion of the Business Combination would be converted in accordance with the terms of the Business Combination Agreement into 740,000 shares of QTI Holdings common stock.

In February 2024, the parties agreed to amend one of the September 2023 Non-Redemption Agreements, pursuant to which, and in addition to the QT Holdings common stock issuable Mizuho Securities USA, LLC (“Mizuho”) under the September 2023 Non-Redemption Agreement, Mizuho shall receive from the Company, in exchange for $250,000 of services rendered by Mizuho, that number of Company’s common stock that will be converted in accordance with the terms of the Business Combination Agreement into 100,000 shares of QTI Holdings common stock.

In February 2024, the Company and GigCapital5 entered into two additional subscription agreements with each of Donnelley Financial Solutions, LLC (“DFIN”) and IB Capital LLC (“iBankers”), dated as of February 23, 2024 and February 22, 2024, respectively (together, the “Subscription Agreements”), for the purchase of shares of common stock of the Company. Pursuant to the Subscription Agreements, the Company will issue to each of DFIN and iBankers in satisfaction of $500,000 and $600,000 of fees owed to DFIN and iBankers, respectively, for their services, that number of shares of the Company which at the completion of the Business Combination will be converted in accordance with the terms of the Business Combination Agreement into 200,000 and 240,000 respective shares of QTI Holdings common stock.

In February 2024, GigCapital5 and the Company entered into a Note Purchase Agreement (“Cable Car NPA”) with Funicular Funds, LP (“Cable Car”), pursuant to which Cable Car agreed to advance $1,500,000 at the closing of the Business Combination, as was evidenced by a promissory note that may be convertible in certain circumstances into shares of QTI Holdings common stock at a conversion price of $2.00 per share (the “Loan”), dated March 4, 2024, by and between the Company and Cable Car. The Loan does not bear interest, and is due and payable 13 months after issuance, unless the time for payment is accelerated as a result of an event of default. As full compensation to Cable Car for the Loan to QTI Holdings in lieu of any simple or in-kind interest on the Loan, the Company issued to Cable Car that number of shares of the Company which at the completion of the Business Combination would be converted in accordance with the terms of the Business Combination Agreement into 180,000 shares of QTI Holdings common stock. The Company, and its wholly owned subsidiary, QT Ultrasound Labs, Inc., at the closing also provided a guaranty (the “Cable Car Guaranty”), whereby each of them unconditionally guaranteed, as primary obligor and not merely as surety, the prompt and complete payment and performance when due, whether by

27

QT IMAGING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

demand, acceleration or otherwise, of the obligations of QTI Holdings under the Loan in the currency in which and as such obligations are to be paid or performed. Furthermore, QTI Holdings and the parties to the Cable Car Guaranty (the “Grantors”) granted a security interest in certain of their assets, which among other things, do not include their intellectual property assets, pursuant to the terms of a Security Agreement, dated March 4, 2024, by and between the Grantors and Cable Car.

In February 2024, the Company and LionBay Ventures (“LionBay”) entered into a Settlement and Termination Agreement (“Termination Agreement”). Pursuant to the terms of the Termination Agreement, the Company terminated its Service Agreement with LionBay dated May 18, 2021 and the First Amendment of the Service Agreement dated September 1, 2021 (collectively as “Service Agreement”). In exchange for the termination of the Service Agreement and the termination of options to purchase 17,000 shares of common stock with a strike price of $8.50 per option that were issued as part of the Service Agreement, the Company agreed to issue 10,000 shares of QTI Holdings common stock.

On March 1, 2024, the Company received $500,000 in exchange for 583,596 shares of the Company’s common stock, which converted into 200,000 shares of QTI Holdings common stock in accordance with the terms of the subscription agreement and Business Combination Agreement on March 4, 2024.

On March 4, 2024, QTI Holdings (f/k/a GigCapital5) consummated its Business Combination with the Company, pursuant to the Business Combination Agreement, dated as of December 8, 2022.

On March 4, 2024 and in accordance with the terms of the Business Combination Agreement, the Company cancelled and terminated all outstanding warrants that were deemed out of the money with an exercise price of or above $4.00 per share, including all warrants sold as part of the Units in the 2022 Offering and warrants that were issued to consultants and placement agents in association with debt issuance and past private offerings.

On March 4, 2024, the Company terminated the Plan and cancelled 3,646,921 of outstanding options under the Plan in accordance with the terms of the Business Combination Agreement.

On March 4, 2024, the Company received the Pre-Paid Advance of $9,005,000 of net proceeds from Yorkville (“Yorkville Note”) that will be due 15 months from the date of issuance, and interest shall accrue on the outstanding balance of the Yorkville Note at an annual rate equal to 6%, subject to an increase to 18% upon an event of default as described in the Yorkville Note. The Yorkville Note shall be convertible by Yorkville into shares of QTI Holdings common stock. As consideration for the Pre-Paid Advance, immediately prior to, and substantially concurrently with, the closing of the Business Combination, the Company issued to Yorkville that number of shares of the Company which converted in the aggregate into 1,000,000 shares of common stock of QTI Holdings upon the completion of the Business Combination.

On March 4, 2024, the Note principal and related accrued interest balance of $3,233,388 and the US Capital Note principal balance of $200,000 was converted into 1,048,330 and 291,798 shares of Company common stock, respectively. Additionally, warrants to purchase 60,329 shares of the Company’s common stock were net settled into 16,320 shares of the Company’s common stock.

On March 4, 2024, as consideration for the September 2023 Non-Redemption, the Company issued 427,477 shares of QTI Holdings common stock to Non-Redeeming Shareholders.

On March 4, 2024, four of the five Bridge Lenders elected the cash payment option of $240,000 per Bridge Loan for a total of $960,000.

28